                                                                    EXHIBIT 24.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Carl Karcher Enterprises, Inc.:


     We consent to the use of our reports on the financial statements and financial statement schedules of Carl Karcher Enterprises, Inc., incorporated by reference herein. Our reports refer to a change in the method used to discount the workers' compensation reserve in fiscal 1994 and the adoption of the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" in fiscal 1993.



                                          KPMG PEAT MARWICK



Orange County, California


May 2, 1994